EXHIBIT 10.7

                           WIEN GROUP, INC. LETTERHEAD

August 20, 2002

Mobile Area Networks, Inc.
George Wimbish, President
1275 Lake Heathrow Lane, Suite 115
Heathrow, Florida 32746

Re: Engagement as Exclusive Placement Agent, Corporate Finance Advisor and Investment Banker

Dear Mr. Wimbish,

     This engagement letter (the "Engagement Letter") confirms subject to Board approval by Client the engagement (the "Engagement") of Wien Group, Inc. (hereinafter "Wien") by Mobile Area Networks, Inc. and its affiliate companies (the "Client" or the "Company'), on an exclusive basis, to act as agent, consultant and advisor in connection with and subject to the following:

o assisting the Company and management with ongoing issues regarding its operations as a public company;

o    arranging financing for the Company's operations and expansion;

o financial advisory services including, but not limited to, Merger and Acquisitions advice,

o represent the Company with regard to introductions to accredited investors, financial institutions, strategic partners, and potential clients;

o    arranging for the production of an equity research report for the Company;

o    assisting the Company with its public relations strategy.

1. Exclusive Authority

     During the Engagement Period (as hereinafter defined), Client shall appoint Wien and such other broker/dealers as Wien may reasonably approve to undertake to obtain financing for Client. During the Engagement Period Wien's authority shall be deemed Exclusive and Client shall not retain the right to appoint others to work on its behalf in this capacity. Nothing in this Agreement may prevent Client from directly accepting private capital as either loans or equity and or the issuing of Client's stock shares for such transactions without compensation therefrom.

                                                                    EXHIBIT 10.7


2. Engagement Period

     The Engagement hereunder shall become effective on the date the Client executes and delivers this letter to Wien (the "Commencement Date") and shall expire, unless extended by mutual agreement of the parties hereto, one (1) year after the Commencement Date (the "Termination Date"). The period which is from the Commencement Date to the Termination Date, is sometimes hereinafter referred to as the "Engagement Period." Any extension of the Engagement Period shall be mutually agreed to in writing by both parties. If not extended by mutual agreement of the parties hereto, as provided for above, upon expiration of the Engagement Period all obligations of Wien and Client hereunder shall terminate.

3. Wien Services

     With effect from the Commencement Date, Client acknowledges that it has engaged Wien for the Engagement Period, pursuant to the terms hereof as its exclusive adviser and agent with respect to structuring, issuing and marketing the Securities and providing strategic consulting and financial advisory services (the "Transaction"). Wien or other such person, firm, or company as Client may have agreed in writing in advance, will, using reasonable good faith efforts, perform or cause to be performed the following services (collectively the "Services"):

o assist Client in obtaining and maintaining a listing, on the NASD BBX exchange;

o work with Client's legal counsel, accountants, appraisers, and other experts and agents if any, retained by or on behalf of Client to assist in the Transaction(s);

o prepare a working draft of a Private Placement Memorandum, subject to the review of Client's legal counsel, in an approximate amount of $500,000 with terms and conditions acceptable and approved by Client;

o    prepare Due Diligence Packages and oversee investor due diligence review;

o qualify investors to review information, research and support compiled by Wien with respect to the Transaction and Client (the "Due Diligence Package");

o subject to the provisions hereof, Client's approval and securities laws, use its good faith efforts to facilitate and oversee the marketing of the Securities, and information regarding the Client through Wien's network of accredited and institutional investors or with the Client's prior consent, by such other means as Wien deems appropriate;

o provide strategic operational advise to the Company and management with ongoing issues as a public company;

                                                                    EXHIBIT 10.7


oo represent the Company with regard to introductions to accredited investors, financial institutions, strategic partners, and potential clients;

o arranging for the production of an equity research report for the Company, pre and post transformation to a publicly trading company;

o assisting the Company with its Public relations strategy, including but not limited to the following:

     -    assist the Company with its public relations strategy;

     - arrange the dissemination of Company information via targeted mailings and other media;

     -    provide   representation  of  Client,   and  introduction  to  various
          financial institutions, strategic partners, and potential clients;

     - assisting in the negotiation of contracts with leaders, Suppliers, clients, and/or strategic partners.

Wien shall have the right of first refusal during the Engagement Period and, subject to completion by Wien of a funding Transaction, a Merger or Acquisition Transaction, or the placement of debt or private equity, for a period of one year thereafter to act as Client's lead manager or exclusive placement agent in connection with any underwritten debt or equity public offering or any other financing other than general lending transactions that may be undertaken by Client, on the same terms and conditions as set forth in this Engagement Letter. Upon completion of any such Transactions, Wien shall also have the exclusive right to re-finance any of these Transactions up to twelve (12) months after each Transaction's maturity. Any such financing shall be subject to among other things the following conditions:

o in all transactions Client shall have the right of final approval of any terms;

o    satisfactory completion of due diligence;

o    satisfactory market conditions;

o    the absence of adverse changes to Client's business or financial condition;

o    completion  of  one  of  the   aforementioned   financings  as  the,  first
     transaction and approval of Wien's Underwriting Commitment Committee for any subsequent transactions;

                                                                    EXHIBIT 10.7


     If Wien does not agree in writing to act as the Client's lead manager or exclusive placement agent as referred to in this paragraph within three business days of such request being made by Client confirming that the conditions referred to herein are satisfied with respect to the financing requested, then Client shall be free to engage any other person, firm or Company to act as its lead manager or exclusive placement agent in connection with any financing assignment.

4. Obligations of Client

Client acknowledges and agrees that it shall perform the following undertakings, agreements and covenants in connection with the Engagement:

o make available or cause to be made available to Wien, at Client's expense, all documents, agreements and other information, in hard copy and database form, which in Wien's reasonable judgment shall be necessary for the proper performance of due diligence and/or the issuance for marketing of the Securities, and the execution of Merger and Acquisition and other financial advisory services;

o if Client accepts an offer to purchase the Securities from an investor introduced to Client by Wien which requires Wien to cease its marketing and sales efforts. Wien's obligations in respect of marketing for the Transaction are fulfilled;

o approve the designation of a firm to be designated by Wien to serve as Transaction counsel and Issuer's, Wien's and/or investors' counsel at Wien's expense should Wien, in the reasonable exercise of its discretion, determine that such designation of counsel is necessary to properly perform the Services;

o cooperate fully with Wien in connection With the review and analysis of the Revenue Streams and at Wien's reasonable request, provide Wien with information concerning the Client, the Revenue Streams, encumbrances or obligations, as well as the Client's officers, directors, employees and other agents concerning the subject matter of the Engagement. All information provided by Client and its officers, directors, employees or agents shall be accurate and complete in all material respects and Wien shall be entitled to rely thereon without verification and to include ail or any portions thereof in any marketing, issuance or offering documents with respect to the Securities;

o negotiate in good faith and, subject to said negotiations, enter into all documentation reasonably necessary to complete the Transaction(s);

o reimburse Wien on a current basis for pre-approved in wilting out-of-pocket expenses including but not limited to travel and printing and other costs associated with the Transaction(s);

                                                                    EXHIBIT 10.7

o approve and retain mutually acceptable sub-contractors that are wholly necessary and appropriate to perform some or all of the due diligence or other Services (the "Sub- Contractors"); and

o pay all written pre-approved expenses pursuant to this Agreement on a current basis, incurred by any Sub-Contractor, including, but not limited to legal, accounting, rating agencies and audits.

5. Fees

As compensation for and subject to Wien's performance of all of the Services, Client shall pay to Wien:

o a retainer of 10,000 Registered and free trading shares of Mobil Area Networks, Inc. (OTCBB-MANW) to cover initial processing costs, including commencement of comprehensive due diligence, plus $1,500 monthly, beginning with the month following month of the Commencement Date and receipt of funding from Wien, for a period of three (3) months, payable on the 1st of each month;

o for Senior Debt a fee equal to six percent (6%) of the aggregate amount of the Senior Debt issued, payable at the time Wien sells the Securities and remits the proceeds to Client;

o for equity, or any other non-investment grade securities, a fee equal to five percent (5%) of the aggregate principal amount of equity or any other non-investment grade securities issued, payable at the time Wien sells the Securities and remits the proceeds to Client;

o for investment grade securities, a fee equal to seven percent (7%) of the aggregate amount of investment grade securities issued; payable at the time Wien sells the Securities and remits the proceeds to Client;

o for Merger & Acquisition and other investment banking advisory services, a fee equal to those fees standard and customary in the investment banking industry for such services as shall be negotiated and mutually agreed upon for each transaction;

o Upon successful completion of the Private Placement of Equity, with terms and conditions approved and accepted by Client, Wien will receive warrants equivalent to six percent (6%) of the now current equity of the Company, which shall be exercisable at a price of 50% of the average market maker board "ask" prices for a 20 day period immediately after such Placement is completed or $1.00 per share whichever is the lower price and shares covered in this transaction shall be Restricted under the SEC Rules of 144.

                                                                    EXHIBIT 10.7


     a. Registration Rights: At any time Wien may negotiate with Client for registration rights covering shares of Common Stock, registered and tradable, purchasable on exercise of Warrants. In addition, Wien may choose to participate, on a pro rata basis and on customary terms, in any and all primary or secondary public offerings of Common Stock. All expenses and fees relating to the registered sale of Wien's Common Stock (including the fees and expenses of Wien's counsel in all demand and piggyback registrations) shall be paid by Wien, including but not limited to underwriting and selling discounts and commissions.

     b. Tag along Rights: Wien shall have the right to sell Common Stock on a pro rata basis in connection with any public sale of Common Stock by Principals of the Company to the extent that Wien owns or controls shares available for that purpose.

     c. Put Option: May be negotiated by Company and Wien per each transaction for Senior or Subordinated Notes.

     d.   Anti-Dilution: Fair market value

     e.   Net Exercisability: Customary terms and conditions

     f. Right of First Refusal: Wien shall have the right to purchase, on the same basis as all other purchasers, its pro rata share (assuming full exercise of the Warrants) of any and all issuances of Common Stock or options, warrants, other rights or securities exercisable convertible or exchangeable for shares of Common Stock, other than Common Stock issued in connection with any public offering. Nothing in this Agreement may inhibit Clients right and ability to issue shares for services, acquisitions. employee incentives, or shares for debt without granting Wien the same terms.

     The parties acknowledge that if the Transaction does not occur because of the Client's failure or refusal to perform its obligations under this Engagement Letter, the Client shall be liable for all direct and consequential damages incurred by Wien to Prospective Purchasers, as hereinafter defined, of the Securities, and in addition to any other remedies available at law or in equity, Wien shall have the right to enforce specific performance against the Client to perform its express obligations under this Engagement Letter. In the event the closing of the Transaction shall not have occurred because of the Client's failure or refusal to perform its obligations under this Engagement Letter. In addition Wien agrees to be bound by the same performance conditions in this paragraph.

                                                                    EXHIBIT 10.7


     As used herein, a "Prospective Purchaser" shall be an entity with whom the Client or related entity that issues securities on behalf of Client ("Issuer"), or Wien, on behalf of the Issuer, has entered into (a) a definitive written purchase agreement relating to the purchase of some or all of the Securities or
(b) an oral agreement relating to the purchase of sonic or all of the Securities, which agreement shall include the approximate interest rate on the Securities and the approximate purchase price of the Securities. Neither the Client nor Issuer, nor Wien, on behalf of the Issuer, shall enter into any such agreement, written or oral, without prior approval by the Client and without affording the Client the opportunity to advise Wien whether the Client believes that it may be unable to perform any of its obligations in this Engagement Letter on or prior to the proposed closing date. The Client agrees to use its reasonable best efforts to perform the undertakings, agreements and covenants contained in this Engagement Letter.

6. Modification of Agreement

     This Engagement Letter contains the entire agreement between the parties hereto and may be modified only in writing signed by the parties hereto.

7. Indemnification

     The Client agrees to indemnify and hold harmless Wien, its parent and affiliates, the respective directors, officers, controlling persons, agents. employees and attorneys (hereinafter an "Indemnified Party") from and against a claim, liabilities, losses, damages, proceedings or actions related to or arising out of any breach of the Client's obligations pursuant to this Engagement Letter, and will reimburse each Indemnified Party for all proper and reasonable costs and expenses, including counsel fees, in connection with investigating, preparing for and defending any such claim, proceeding or action. The Client will not however, be responsible for any, claims, liabilities, losses, damages or expenses which are judicially determined by final order, without any further right to appeal, to have resulted primarily from Wien or that of any Indemnified Party's negligence, misconduct, failure or omission to act. Wien Agrees to be bound by the same indemnification to Client as contained it, this Section 7.

     In any case in which it is determined that indemnification or reimbursement, as set forth in the paragraph immediately above, may not be enforced or is otherwise unavailable, then the Client agrees to contribute to the aggregate claims, liabilities, losses, damages or expenses to which Wien and any other Indemnified Party may be subject in such proportion as is appropriate to reflect not only the relative benefits indemnified Party on the other from the Transaction which is the subject of the Engagement, but also the relative fault of Wien on the one hand and the Client on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages and expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Client or Wien

                                                                    EXHIBIT 10.7


and the parties' relative intent, knowledge. access to information and opportunity to correct or prevent such untrue statement or omission, Client and Wien agree that it would not be just and equitable if contribution pursuant to these paragraphs 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to hereinabove.

     The rights to indemnification and contribution under the foregoing shall be in addition to any other rights which Wien or any other Indemnified Party may have, and shall apply whether or not Wien or any other Indemnified Party is named or threatened to be named as a party in any action, suit or proceeding, brought or to be brought.

8. Notices

     All notices between the parties hereto shall be in writing and any notice shall be deemed to be delivered ten (10) business days from the date mailed if sent by registered or certified mail, return. receipt requested, postage prepaid, to the address of the respective parties set forth in this Engagement Letter and to the attention of the individuals named (if so named) in this Engagement Letter and an receipt if sent by courier.

9. Governing Law

     This Engagement Letter and Securities shall be interpreted under and governed by the laws of the State of Florida with venue in Seminole County therein.

10. Authority

     Each party represents and warrants to the other that such entity in entering into and delivering this Engagement Letter has been duly authorized by all requisite action, and that it is duly authorized to execute this Engagement Letter and perform all its obligations hereunder.

11. Confidentiality

     Each of the Client and Wien, on its own behalf and on behalf of its partners, shareholders, officers, employees and agents, hereby acknowledges that the form and content of this Engagement Letter, the form and contents of all documents, instruments and other materials which may become available to it during the course of and with respect to the Transaction, and all information pertaining to the Securities including the structure, the credit spread, and the other terms (collectively, the "Materials") are confidential and such Materials, or any portion thereof, and the contents and substance thereof, may not be disseminated, distributed, discussed or otherwise made available to any person other than the Client and Wien except as may be required for the Securities filing of Client, without the express prior written approval of the other party. In addition, each party shall not (save where required by some law, regulation or judicial order) publicly disclose or advertise any aspect of this

                                                                    EXHIBIT 10.7


transaction including, without limitation, identifying the marketing agent and/or package without the prior written approval of the other party. Each of the Client and Wien, acknowledges that a breach of this provision shall cause irreparable harm to the other party that remedies at law may be inadequate to redress and that Wien and Client as the case may be, shall be entitled to injunctive or similar equitable relief against the other party.

     The exception to this Section 11 is that each party shall be permitted to distribute Materials to its lawyers, accountants, lenders and advisers acting on its behalf or to Securities regulators.

12. Assignability

     Notwithstanding anything herein to the contrary, this Agreement and all rights and obligations hereunder shall be binding upon and inure to the benefit of each party's successors and assigns. The rights and obligations of either party under this agreement may not be assigned without the prior written mutual consent of the parties.

13. Authorized Representatives

     Mr. George Wimbish is designated as the Authorized Client Representative in connection with this Transaction and the engagement. Mr. George Wimbish represents and warrants as the Authorized Representative that he is duly authorized to act on his own behalf and on behalf of Company. Mr. George Wimbish may designate one or more other Authorized Representatives by written notice to Wien at its address as designated in this Engagement Letter.

     Mr. Alan D. Hirsch is designated as the Authorized Wien Representative in connection with this Transaction and the engagement, Mr. Alan D. Hirsch represents and warrants as the Authorized Representative that he is duly authorized to act on behalf of Wien. Mr. Alan D. Hirsch may designate one or more other Authorized Representatives by written notice to Client at its address as designated in this Engagement Letter.

     Please execute this Engagement Letter in the space provided below and return the original to Wien thereby acknowledging your understanding and acceptance of the terms hereof.

Very truly yours,                   Accepted and Agreed:
WIEN GROUP, INC.                    MOBILE AREA NETWORKS, INC.

/s/ Alan D. Hirsch                  /s/ George Wimbish
------------------------            ------------------------
By: Alan D. Hirsch                  By: Mr. George Wimbish
Executive Vice-President            President
This Date of 08/20/02               This Date of 08/20/02